UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2020

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.125% Cumulative Preferred Stock Series A	BDXA	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.174% Notes due June 4, 2021	BDX/21	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act          ☐

Item 7.01.	Regulation FD Disclosure.

In May 2017, Becton, Dickinson and Company, a New Jersey corporation (“BD”), completed a public offering of 2.475 million shares of BD's 6.125% Mandatory Convertible Preferred Stock, Series A (the “Mandatory Convertible Preferred Stock”), ownership of which is held in the form of depositary shares (“Depositary Shares”), each representing a 1/20th interest in a share of Mandatory Convertible Preferred Stock. Unless earlier converted or redeemed, each share of the Mandatory Convertible Preferred Stock will automatically convert on May 1, 2020 (subject to postponement in certain cases, the “mandatory conversion date”) into a number of shares of BD common stock that is between the minimum conversion rate and the maximum conversion rate.

Initially, the minimum conversion rate and the maximum conversion rate (collectively, the “fixed conversion rates”) were 4.7214 and 5.6657 shares of BD common stock per share of the Mandatory Convertible Preferred Stock, respectively (which correspond to approximately 0.2361 and 0.2833 shares of BD common stock per Depositary Share, respectively), subject to anti-dilution adjustments, including adjustments for cash dividends paid in excess of regular quarterly dividend payments of $0.73 per share of BD common stock. Prior to the mandatory conversion date, BD may defer an adjustment to a fixed conversion rate unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. Accordingly, BD to date deferred adjustments otherwise required to be made for each of its quarterly cash dividend payments in excess of $0.73 per share of BD common stock since the issuance of the Mandatory Convertible Preferred Stock.

In accordance with the terms of the Mandatory Convertible Preferred Stock, on the mandatory conversion date, BD expects to adjust the minimum conversion rate to be 4.7284 shares of BD common stock per share of the Mandatory Convertible Preferred Stock (which corresponds to approximately 0.2364 shares of BD common stock per Depositary Share) and the maximum conversion rate to be 5.6740 shares of BD common stock per share of the Mandatory Convertible Preferred Stock (which corresponds to 0.2837 shares of BD common stock per Depositary Share) to account for the cumulative effect of the previously deferred adjustments, and  to make required corresponding adjustments to other terms of the Mandatory Convertible Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

	By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: April 14, 2020